                                     Exhibit 11

                    KSL RECREATION GROUP, INC. AND SUBSIDIARIES

                      COMPUTATION OF EARNINGS (LOSS) PER SHARE


(In thousands, except share and per share data)



                                                                                YEARS ENDED OCTOBER 31,
                                                                          1997           1996           1995
                                                                          ----           ----           ----

NET INCOME (LOSS):
  Income (loss) before extraordinary item. . . . . . . . . . . . .     $   2,801     $  (12,379)    $  (16,172)
  Extraordinary gain (loss) on early extinguishment of debt. . . .        (3,164)        32,120              -
                                                                       ----------    -----------    -----------
  Net income (loss). . . . . . . . . . . . . . . . . . . . . . . .     $    (363)    $   19,741     $  (16,172)
                                                                       ----------    -----------    -----------
                                                                       ----------    -----------    -----------

DATA AS TO NUMBER OF COMMON AND COMMON EQUIVALENT SHARES:
  Weighted average number of common shares outstanding . . . . . .         1,000          1,000          1,000
  Common equivalent shares . . . . . . . . . . . . . . . . . . . .             -              -              -
                                                                       ----------    -----------    -----------
  Weighted average number of common and common equivalent
    shares outstanding . . . . . . . . . . . . . . . . . . . . . .         1,000          1,000          1,000
                                                                       ----------    -----------    -----------
                                                                       ----------    -----------    -----------

EARNINGS (LOSS) PER SHARE -- Primary & Fully Diluted
  Income (loss) per share before extraordinary item. . . . . . . .     $   2,801     $  (12,379)    $  (16,172)
  Extraordinary gain (loss) per share. . . . . . . . . . . . . . .        (3,164)        32,120              -
                                                                       ----------    -----------    -----------

EARNINGS (LOSS) PER SHARE -- Primary & Fully Diluted . . . . . . .     $    (363)    $   19,741     $  (16,172)
                                                                       ----------    -----------    -----------
                                                                       ----------    -----------    -----------
